Exhibit 4.3

State of Delaware Secretary of State Division of Corporations Delivered 12:44 PM 01/27/2004 FILED 12:44 PM 01/27/2004 SRV 040055152 – 3757273 FILE

CERTIFICATE OF TRUST

OF

BFC CAPITAL TRUST II

This Certificate of Trust of BFC CAPITAL TRUST II (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”) as follows:

(a)	The name of the statutory trust being formed hereby (the “Trust”) is “BFC Capital Trust II”.

(b)	The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

The Bank of New York (Delaware)

23 White Clay Center

Route 273

Newark, Delaware 19711

Attention: Corporate Trust Administration

(c)	This Certificate of Trust shall be effective as of the date of the filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.

/s/ David E. Rainbolt
Name:	David E. Rainbolt
Title:	Administrative Trustee

/s/ Joe T. Shockley, Jr.
Name:	Joe T. Shockley, Jr.
Title:	Administrative Trustee

/s/ Randy P. Foraker
Name:	Randy P. Foraker
Title:	Administrative Trustee

The Bank of New York (Delaware)

By:	/s/ William T. Lewis
Name: William T. Lewis
Sr. Vice President